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                                                                   Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Bancshares of Pennsylvania, Inc. of our reports dated March 14, 2005, relating to the consolidated financial statements, and the effectiveness of Royal Bancshares of Pennsylvania, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Beard Miller Company LLP


Reading, Pennsylvania
November 18, 2005